Exhibit 10.24

S&C Draft of December 17, 2009
PRIVILEGED AND CONFIDENTIAL
ATTORNEY WORK PRODUCT

CIT GROUP, INC.
505 Fifth Avenue
New York, NY 10017

Via Hand Delivery

December 21, 2009

Jeffrey Knittel
CIT Group, Inc.
505 Fifth Avenue
New York, NY 10017

Re. Extension of Term of Employment Agreement

Dear Jeff:

This letter will confirm that the Board of Directors of CIT Group Inc. (the “Company”) has determined to extend the “Term” of your Amended and Restated Employment Agreement with the Company dated as of May 7, 2008, as amended (your “Employment Agreement”) for one year, through December 31, 2010.

For the avoidance of doubt, many of the compensation, benefit and separation provisions of the Employment Agreement are prohibited or limited by the Emergency Economic Stabilization Act of 2008, as amended by the American Recovery and Reinvestment Act of 2009, the regulations thereunder, and/or the regulations applicable to banks and bank holding companies (together and as in effect from time to time, the “Applicable Restrictions”). Neither your Employment Agreement nor this extension letter will entitle you to receive any payment or benefit to the extent that it is prohibited or limited by the Applicable Restrictions, and you acknowledge that nothing contained in this extension letter constitutes grounds for your resignation for “Good Reason” as defined under your Employment Agreement.

In addition and at your request, this letter also confirms the deletion of Section 7 of your Employment Agreement (referring to certain tax gross-ups).

You and the Company agree that the provisions of your Employment Agreement, as revised and extended by this letter remain in full force and the Term shall continue through December 31, 2010 without interruption. Nothing in this letter is intended to confer any rights on any person other than you or the Company.

Please acknowledge your agreement by signing the enclosed copy of this letter and returning it to me as soon as possible. On behalf of the Board, I thank you for your continued service with the Company during these difficult times.

Very Truly Yours,

CIT GROUP INC.

/s/ Robert J. Ingato
By:	Robert J. Ingato
Executive Vice President,
General Counsel & Secretary

Accepted and Agreed:

/s/ Jeffrey Knittel

Jeffrey Knittel